As filed with the Securities and Exchange Commission on August 12, 2004
                                        SEC Registration No. 333-117153
===========================================================================

                   U.S. SECURITIES AND EXCHANGE COMMISSION

                             AMENDMENT NO. 1 TO
                       FORM S-3 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                       ODYSSEY MARINE EXPLORATION, INC.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Nevada
                 ---------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                                  84-1018684
                     ------------------------------------
                     (IRS Employer Identification Number)

                  3604 Swann Avenue, Tampa, Florida  33609
                              (813) 876-1776
          -------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                            John C. Morris, President
                  3604 Swann Avenue, Tampa, Florida  33609
                              (813) 876-1776
           ---------------------------------------------------------
           (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

                               Jon D. Sawyer, Esq.
                                 Krys Boyle, P.C.
                     600 17th Street, Suite 2700 South Tower
                             Denver, Colorado  80202
                                 (303) 893-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]



                        CALCULATION OF REGISTRATION FEE
____________________________________________________________________________
                                     Proposed     Proposed
                                     Maximum      Maximum
Title of Each Class                  Offering     Aggregate      Amount of
of Securities to be  Amount to be    Price Per    Offering     Registration
    Registered       Registered      Unit         Price            Fee
____________________________________________________________________________

Common Stock,        3,500,000(1)    $2.76(2)    $9,660,000      $1,223.92(3)
$.0001 Par Value
____________________________________________________________________________

(1) To be offered by selling shareholders.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices of the common stock as reported on the American Stock Exchange on July 1, 2004.

(3)  Previously paid.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PURSUANT TO RULE 429, THE PROSPECTUS INCLUDED AS PART OF THIS REGISTRATION STATEMENT ALSO RELATES TO TWO REGISTRATION STATEMENTS ON FORM S-2, FILE NOS. 333-99953 EFFECTIVE NOVEMBER 21, 2002, AND 333-109142 EFFECTIVE OCTOBER 6, 2003.




PROSPECTUS                    SUBJECT TO COMPLETION DATED AUGUST 12, 2004
-----------------------------------------------------------------------------


The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                        ODYSSEY MARINE EXPLORATION, INC.


                        14,930,034 Shares of Common Stock


     Certain selling shareholders are offering the shares of common stock.



     The common stock is traded on the American Stock Exchange (Symbol: OMR). On August 11, 2004, the closing price of the common stock was $2.32.



     This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 5.



     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.







                                _______, 2004













                              TABLE OF CONTENTS

                                                                  PAGE

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . .   3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . .   3

COMPANY SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . .   5

RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . .   5

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . .   6

RECENT MATERIAL CHANGES IN OUR BUSINESS . . . . . . . . . . . . .   7

SELLING SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . .   7

PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . .  13

DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . .  14

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . .  15

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15


                                      2



                           AVAILABLE INFORMATION

     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports and other information with the Securities and Exchange Commission. Such reports and other information filed by us can be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Requests for copies should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on the public reference rooms. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically.

     We have filed with the Commission a Registration Statement on Form S-3 (together with all exhibits, amendments and supplements, the "Registration Statement") of which this prospectus constitutes a part, under the Securities Act of 1933, as amended (the "Securities Act"). This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this prospectus or any document incorporated herein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement are on file at the offices of the Commission, and may be inspected without charge at the offices of the Commission, the addresses of which are set forth above, and copies may be obtained from the Commission at prescribed rates. The Registration Statement has been filed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the Commission's Web site (http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents that we have filed with the Commission shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such documents:

1. Annual Report on Form 10-KSB for the fiscal year ended February 29, 2004 (SEC File No. 1-31895).

2.   Current Report on Form 8-K, dated May 26, 2004 (SEC File No. 1-31895).

3.   Current Report on Form 8-K, dated June 24, 2004 (SEC File No 1-31895).

4. Quarterly Report on Form 10-QSB for the quarter ended May 31, 2004 (SEC File No. 1-31895).

5.   Current Report on Form 8-K, dated July 23, 2004 (SEC File No. 1-31895).

6. The description of our common stock contained in our Registration Statement on Form 8-K filed November 13, 2003 (SEC File No. 1-31895).

7. All documents filed by us, subsequent to the date of this prospectus, under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange
     Act of 1934, prior to the termination of the offering described herein.

                                      3



     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated herein by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on written or oral request of such person, a copy of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to Odyssey, 3604 Swann Avenue, Tampa, Florida 33609, telephone (813) 876-1776, and directed to the attention of John C. Morris, President.

CAUTIONARY STATEMENT FOR PURPOSES OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS

     We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect us and to take advantage of the "safe harbor" protection for forward-looking statements afforded under federal securities laws. From time to time, our management or persons acting on our behalf make forward-looking statements to inform existing and potential security holders about us. Statements that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes" or "plans," or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements.




                                      4



                               COMPANY SUMMARY

     Odyssey Marine Exploration, Inc. ("Odyssey," "we" or "us") is engaged in the archaeologically sensitive exploration and recovery of deep-water shipwrecks throughout the world. We employ advanced state-of-the-art technology including side scan sonar, remotely operated vehicles, or ROVs, and other advanced technology, which enables us to locate and recover shipwrecks at depths that were previously unreachable in an economically feasible manner.

     Our corporate offices are located at 3604 West Swann Avenue, Tampa, Florida 33609. Our telephone number is (813) 876-1776.

                                  RISK FACTORS

     Investing in the shares is very risky. You should be able to bear a complete loss of your investment. In deciding whether to purchase the shares, you should carefully consider the following factors, among others, as well as information contained in this prospectus, our most recent annual report on Form 10-KSB and quarterly reports on Form 10-QSB and the other documents incorporated by reference into this Prospectus:

     SPECIAL RISKS OF THE BUSINESS. An investment in a business such as that of Odyssey should be considered extremely speculative and very risky. Although we have access to a substantial amount of research and data, which has been compiled regarding our various projects, the quality and reliability of such research and data, like all research and data of its nature, is unknown. Even if we are able to plan and obtain permits for our various projects, there is a possibility that the shipwrecks may have been salvaged, or may not have had anything of value on board at the time of the sinking. Furthermore, even if objects of believed value are located and recovered, there is the possibility that others, including both private parties and governmental entities, asserting conflicting claims, may challenge our rights to the recovered objects. Finally, even if we are successful in locating and retrieving objects from a shipwreck and establishing good title thereto, there can be no assurance as to the value that such objects will bring at their sale, as the market for such objects is very uncertain.

     UNCERTAIN RELIABILITY OF RESEARCH AND DATA. The success of a shipwreck project will be dependent to a substantial degree upon the research and data assimilated by us. By its very nature, however, all such research and data regarding shipwrecks, such as those sought by us, is imprecise, incomplete and unreliable as it is often composed of or affected by numerous assumptions, rumors, legends, historical and scientific inaccuracies and inaccurate interpretations which have become a part of such research and data over time.

     NATURAL HAZARDS. Underwater recovery operations are inherently difficult and dangerous and may be delayed or suspended by weather, sea conditions or other natural hazards. Further, such operations may be undertaken more safely during certain months of the year than during others. There can be no assurances that we will be able to conduct our search and/or recovery operations only during such favorable periods. In addition, even though sea conditions in a particular search location may be somewhat predictable, the possibility exists that unexpected conditions in a search area may occur and that such unexpected conditions might adversely affect our operations. Further, it is possible that natural hazards may prevent or significantly delay search and/or recovery operations.

                                      5



     UNCERTAIN TITLE TO OBJECTS LOCATED. Persons and entities other than Odyssey and entities it is affiliated with (both private and governmental) may claim title to the shipwrecks. Even if we are successful in locating and recovering shipwrecks, there is no assurance that we will be able to establish our rights to property recovered as against governmental entities, prior owners, or other attempted salvors claiming an interest therein.

     UNCERTAIN MARKET FOR AND VALUE OF RECOVERED OBJECTS. It is difficult to predict the price that might be realized from the sale of items that have been recovered or may be recovered in the future from shipwrecks. The value of the recovered items will fluctuate with a precious metals market that has been highly volatile in recent years. Moreover, the entrance on the market of a large supply of similar items from shipwrecks located and recovered by others could itself depress the market for these items.

     DELAY IN DISTRIBUTION OR SALE OF RECOVERED OBJECTS. The methods and channels, which may be used in the disposition of the recovered items, are uncertain at present and may include one or a combination of several alternatives. Ready access to buyers for disposition of any artifacts or other valuable items recovered, however, cannot be assured and delays in the disposition of such items are very possible.

     THEFT. If we locate a shipwreck and assert a valid claim to items of value, there is a risk of theft of such items at sea, both before and after their recovery, by pirates or poachers and while in transit to a safe destination.

     COMPETITION. There are a number of competing entities engaged in various aspects of the shipwreck business. One or more of these competing entities may locate and recover the shipwreck that we are planning to locate and recover. In addition, these competing entities may be better capitalized and may have greater resources to devote to their pursuit of the shipwreck than we have.

     FAILURE TO OBTAIN PERMITS. It is possible that we will not be successful in obtaining title to, or permission to excavate the shipwrecks. In addition, permits for the projects may never be issued, and if issued, may not be legal or honored by the entities that issued them.

     GENERIC PREFERRED STOCK AUTHORIZED. Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of Preferred Stock. The Board of Directors has the right to establish the terms, preference, rights and restrictions of the Preferred Stock. Other companies on occasion have issued series of such preferred stock with terms, rights, preferences and restrictions that could be considered to discourage other persons from attempting to acquire control of such companies and thereby insulate incumbent management. It is possible we could issue shares of our Preferred Stock for such a purpose. In certain circumstances, the existence of corporate devices that would inhibit or discourage takeover attempts could have a depressant effect on the market value of our Common Stock.

                                USE OF PROCEEDS

     Odyssey will not receive any proceeds from the sale of the common stock by the selling shareholders.

     To the extent that any of the warrants held by the selling shareholders are exercised, up to approximately $9,870,000 may be received by Odyssey. Any net proceeds received from the exercise of the warrants will be used for general corporate purposes.

                                      6


                    RECENT MATERIAL CHANGES IN OUR BUSINESS

     There have been no material changes in our business since February 29, 2004, that have not been reported in our Reports on Form 10-QSB or Form 8-K, except as follows:

     On May 24, 2004, we announced that Michael J. Holmes had become our new Chief Financial Officer. Mr. Holmes has more than 25 years experience in financial management with Anheuser-Busch Companies, Inc. including Vice President Finance at SeaWorld Orlando; Vice President Finance at Busch Gardens Tampa Bay; Vice President Finance and CFO for Exploration Cruise Lines in Seattle, Washington and Director Internal Audit Services for Anheuser-Busch in St. Louis. He has served as Controller for Odyssey Marine Exploration since March 2004, when he joined the company to assist in development of tourist attraction financial models and internal audit controls at the company.

     On July 22, 2004, we announced that David D. Howe had become our new Chief Operating Officer, replacing George J. Becker, Jr., who was appointed Executive Vice President. Mr. Howe has over 20 years of senior management experience in sales, marketing, and operations with several major public companies, including Vice President of Operations Improvement for Nextel Communications, and Senior Vice President of Operations for Aerial Communications (VoiceStream) and Intermedia.


                            SELLING SHAREHOLDERS

     The securities being offered hereby are 14,930,034 shares being offered for resale by certain shareholders. Of those shares, the selling shareholders currently hold 10,960,034. Up to 3,950,000 shares are issuable upon exercise of warrants held by the selling shareholders. The shares are being offered for the account of shareholders in the table below and their donees or pledgees.

     The following table sets forth information concerning the selling shareholders, including:

     *  the maximum number of shares currently held to be offered;

     *  the number of shares issuable upon exercise of warrants;

     *  the number of shares offered by each selling shareholder.

Odyssey has no knowledge of the intentions of any selling shareholder to actually sell any of the securities listed under the columns "Shares Offered." There are no material relationships between any of the selling shareholders and Odyssey other than as disclosed below.



                                      7



                                           Ownership Before Offering
                                    ----------------------------------------
                                    Number of     Shares
                                    Shares        Issuable
                                    Currently     on Exer-
                                    Held to be    cise of       Shares
Selling Shareholder                 Offered       Warrants      Offered
-------------------                 ----------    ---------     --------
Adanic Capital Ltd. (1)                 50,000         -          50,000
Glenn C. Angstadt                       50,000       50,000      100,000
Daniel S. Bagley                        25,000       25,000       50,000
Bannon Private Equity Fund Ltd.           -         200,000      200,000
Michael V. Barton (2)                   20,000         -          20,000
BBACA, Ltd.                             10,000         -          10,000
Robert R. Bears, Jr.                   260,000      100,000      360,000
Robert R. Bears, Sr.                   260,000      100,000      360,000
George J. Becker, Jr. (3)               20,000         -          20,000
Bellestar Investments Corp.             23,000         -          23,000
Bison Investments                      120,000      120,000      240,000
Christina Blanchard POD
  Paul M. Blanchard                      8,000         -           8,000
Lyle C. Blanden                         80,000         -          80,000
Bleu Ridge Consultants, Inc.             5,000         -           5,000
Bleu Ridge Consultants, Inc.,
  Profit Sharing Plan & Trust           58,500      100,000      158,500
Jan Boltres                             20,000         -          20,000
Thomas Boltres and Arnoldine R.
  Boltres                               40,000         -          40,000
Brandar Group Ltd Partnership           12,500       12,500       25,000
Canyon Group LLC                       145,000      125,000      270,000
Charitable Remainder Trust of
  Mary Jane Brasel                      23,000       20,100       43,100
Charitable Remainder Trust of
  Susan Anne Brasel                     22,000       20,100       42,100
Charitable Remainder Trust of
  Timothy J. Brasel                     27,500       69,800       97,300
Theodore W. and Gina M. Cannarozzi     120,000      120,000      240,000
Charles W. and Jenny M. Ciolino         40,000       50,000       90,000
Charles W. Ciolino, Jr.                 40,000       50,000       90,000
Christopher & Company Ltd.              50,000       50,000      100,000
COMEX, SA (4)                           80,000         -          80,000
E. Eugene Cooke                         40,000         -          40,000
James E. Cooke                          60,000         -          60,000
Mark P. Cooke                          100,000      100,000      200,000
Christopher R. Cope                     50,000       50,000      100,000
Christopher R. Cope & Kathryn D.
  Cope, JTWROS                          50,000       50,000      100,000
Walter C. Copeland                      12,500       12,500       25,000
Equity Trust Co.,
  Custodian FBO Walter C. Copeland
  IRA 29865                             40,000         -          40,000
Robert A. Craig                         15,000         -          15,000
Community National Bank, Cust FBO
  Michael L. Crifasi, IRA #332593       40,000         -          40,000
Michael L. Crifasi                     100,000       50,000      150,000
Curtis J. Dashiell and Connie R.
  Tanner-Dashiell, JTWROS               20,000       25,000       45,000

                                      8



Blythe W. Ebbert, TTEE Blythe W.
  Ebbert Revocable Trust                 8,333        8,333       16,666
Eric R. Ebbert, TTEE Eric R. Ebbert
  Revocable Trust                        8,333        8,333       16,666
Hugh N. Farrior                        150,000         -         150,000
James L. Ferman, Jr.                   360,000      220,000      580,000
Neal J. Fink and Kenneth N. Fink,
  Co-Trustee  of Adele S. Fink
  Trust No. 2                           25,000       25,000       50,000
UBF Financial Services, Inc. f/b/o
  Neal J. Fink IRA                      75,000       75,000      150,000
Delaware Charter FBO
  Joseph D. Freedman IRA               100,000       60,000      160,000
Jay M. Garner                           20,000         -          20,000
Jay M. Garner and M. Connie Garner         789            0          789
Justin Gasarch                            -          60,000       60,000
Richard M. Gawlick & Linda J. Gawlick   25,000       25,000       50,000
Christopher Hall                           100         -             100
Daryl S. Hersch, IRA                    13,100       40,000       53,100
A. Teresa Hirsch                        25,000         -          25,000
J. L. Holdings                         400,000         -         400,000
Leonard H. Johnson                       2,000         -           2,000
Eric J. Jolly                           20,000         -          20,000
JYT Enterprises, Inc.                   50,000         -          50,000
Don Kagin                              100,000         -         100,000
Kagin's Inc.                            40,000         -          40,000
George E. Lackman, Jr., IRA(5)         100,000      100,000      200,000
Donald M. Lionetti                      20,000         -          20,000
LLB Communications, Inc. (6)            30,000         -          30,000
Patricia C. Loughery                    80,000       80,000      160,000
William A. Loughery                     20,000       20,000       40,000
Lowe Family Limited Partnership        261,000         -         261,000
Eugene Lundgren                         40,000         -          40,000
MacDougald Family Limited
  Partnership (7)                    3,500,000         -       3,500,000
Margaret M. McElroy                    100,000      100,000      200,000
Ronald J. Morrick and Enolia Ann
  Morrick, Tenants by the
  Entireties                            10,000       80,000       90,000
John C. Morris (8)                      50,000         -          50,000
Nelda D. Norbom Revocable Trust
  dated 4/25/00                         80,000       50,000      130,000
Robert E. Nussear, Sr.                  80,000         -          80,000
Richard A. Pawliger                    110,000       50,000      160,000
Delaware Charter TTEE Joseph J.
  Peirce Std IRA                        50,000       50,000      100,000
J.J. Peirce                            100,000      100,000      200,000
Howard M. Pritchard                    300,000         -         300,000
Howard M. Pritchard, IRA               200,000         -         200,000
Ken S. Protas                          192,000      125,000      317,000
Jerome Reinert                          28,000         -          28,000
Keith Reinert                            6,000         -           6,000
Gordon Reinert                           6,000         -           6,000
P.N. Risser III, Trustee P.N. Risser
  III Revocable Trust                   44,500         -          44,500
Royal Griffin, Ltd                      24,000         -          24,000
Kenneth J. Sandstrom                   120,000      120,000      240,000
David and Christine Saul (9)           180,000      100,000      280,000

                                      9


Sawyer Family Partners Ltd.            120,000         -         120,000
Jon D. Sawyer                           50,000       50,000      100,000
Brynne Williams Shaner                   8,333        8,333       16,666
William W. Shaner, III                   8,333        8,333       16,666
Steven R. Simpson                      260,000      100,000      360,000
Steven and Andrea Simpson              240,000      240,000      480,000

Clayton Sissons                         33,000       50,000       83,000
1017348 Alberta Ltd.                      -          50,000       50,000

David E.  Six and Jennifer L. Six       12,500       12,500       25,000
Robert Stemm                            74,100       32,500      106,600
Neal A. Stubbs                          80,000         -          80,000
Ernesto Tapanes                        100,000         -         100,000
Tiara Development II, Inc.              45,000       80,000      125,000
David G. Tibma                          50,000       50,000      100,000
Roy Truman                              25,000       25,000       50,000
David J. Wendt                          25,600         -          25,600
WIT Ventures, Ltd.                      15,000       30,000       45,000
Preston A. Whaley                      245,012         -         245,012
James K. Wiley                          40,000         -          40,000
Robert W. Baird & Co. Inc., TTEE FBO
  Jerry L. Williams, IRA               100,000      100,000      200,000
Margit Bessenyey Williams Revocable
  Trust dated 7/7/95                     8,333        8,333       16,666
Jane J. Williams Revocable Trust
  U/A dated 5/8/90                      50,002       50,002      100,004
Brooke Williams TTEE, Brooke
  Williams Revocable Trust              58,333       58,333      116,666
WIT Ventures, Ltd.                      15,000       30,000       45,000
Carolyn A. Yokley &
  John H. Yokley, Jr.                   40,000         -          40,000
                                    ----------    ---------   ----------
     Total                          10,960,034    3,950,000   14,930,034
___________

(1) Greg Stemm, an Officer and Director of Odyssey, serves as the general Partner of Adanic Capital Ltd.

(2)   Michael V. Barton was Chief Financial Officer of Odyssey until May 24,
      2004.

(3)   George J. Becker, Jr. is Chief Operating Officer of Odyssey.

(4)   COMEX, SA is owned by Henri Delauze, a Director of Odyssey.

(5)   George Lackman is a Director of Odyssey.

(6) LLB Communications is a company of which Michael V. Barton, former Chief Financial Officer of Odyssey, is an officer.

(7) MacDougald Family Limited Partnership is a principal shareholder of Odyssey.

(8) John Morris is Chief Executive Officer and Chairman of the Board of Directors of Odyssey.

(9)   David Saul is a Director of Odyssey.


                                      10


     The beneficial ownership of the selling shareholders after the offering would be zero, except for the following persons:

                                          Beneficial Ownership
                                              After Offering
                                       ----------------------------
                                          Number of        Percent
                                         Shares Held       of Class (1)
                                       -----------------   --------
Adanic Capital Ltd.                         1,118,059        2.91%
Glen C. Angstadt                               55,000        0.14%
Daniel S. Bagley                               10,000        0.03%
Michael V. Barton                             307,115 (2)    0.80%
Robert R. Bears, Jr.                          465,000        1.21%
Robert R. Bears, Sr.                           34,000        0.09%
George J. Becker Jr.                          173,400 (3)    0.45%
Bellstar Investments Corp.                     20,000        0.05%
Lyle C. Blanden                                93,112        0.24%
Bleu Ridge Consultants, Inc.,
  Profit Sharing Plan & Trust                 145,752        0.38%
Jan Boltres                                    24,000        0.06%
Thomas Boltres and Arnoldine R.
  Boltres                                      65,027        0.17%
Brandar Group Ltd Partnership                  36,000        0.09%
Charitable Remainder Trust of Mary
  Jane Brasel                                  20,000        0.05%
Charitable Remainder Trust of Susan
  Anne Brasel                                  20,000        0.05%
Charitable Remainder Trust of
  Timothy J. Brasel                            27,500        0.07%
Theodore W. and Gina M. Cannarozzi              4,500        0.01%
Canyon Group LLC                              700,000        1.82%
Christopher & Company, Ltd.                     1,000        0.00%
Charles W. Ciolino, Jr.                         5,000        0.01%
E. Eugene Cooke                             1,193,887        3.10%
James E. Cooke                                301,870        0.78%
Mark P. Cooke                                 250,000        0.65%
Christopher R. Cope                           120,000        0.31%
Equity Trust Co.,
  Custodian FBO Walter C. Copeland
  IRA 29865                                   210,000        0.55%
Community National Bank, Cust FBO
  Michael L. Crifasi, IRA #332593              70,929        0.18%
Michael L. Crifasi                             43,863        0.11%
Hugh N. Farrior                                 3,000        0.01%
James L. Ferman, Jr.                           20,000        0.05%
Neal J. Fink and Kenneth N. Fink,
 Co-Trustee  of Adele S. Fink Trust No. 2     290,205        0.75%
UBF Financial Services, Inc. f/b/o
  Neal J. Fink IRA                            215,205        0.56%
Delaware Charter FBO
  Joseph D. Freedman IRA                       43,800        0.11%
Justin Gasarch                                  6,000        0.02%
Richard M. Gawlick & Linda J. Gawlick          61,500        0.16%
Daryl S. Hersch, IRA                           38,000        0.10%
A. Teresa Hirsch                               35,000        0.09%





                                      11


J.L. Holdings                                 114,000        0.30%
Don Kagin                                     384,604        1.00%
George E. Lackman, Jr., IRA                    62,500 (4)    0.16%
Donald M. Lionetti                             13,000        0.03%
Patricia C. Loughery                           80,000        0.21%
Eugene Lundgren                                26,300        0.07%
MacDougald Family Limited Partnership       3,594,008 (5)    9.35%
Margaret M. McElroy                           168,000        0.44%
John C. Morris                              1,589,129 (6)    4.11%
Nelda D. Norbom Revocable Trust
  dated 4/25/00                                89,627        0.23%
Robert E. Nussear, Sr.                          7,000        0.02%
Richard A. Pawliger                           122,876        0.32%
J.J. Peirce                                    51,900        0.13%
Delaware Charter TTEE Joseph J.
  Peirce Std IRA                               12,400        0.03%
Howard M. Pritchard, IRA                       10,000        0.03%
P.N. Risser III, Trustee P.N. Risser
  III Revocable Trust                          20,000        0.05%
Royal Griffin, Ltd                             19,000        0.05%
David and Christine Saul                      250,000 (7)    0.65%
Sawyer Family Partners Ltd.                    45,157        0.12%
Jon D. Sawyer                                  38,627        0.10%
Steven R. Simpson                             167,000        0.43%
Clayton Sissons                                65,000        0.17%
David E. Six and Jennifer L. Six               48,400        0.13%
Robert Stemm                                  259,548        0.67%
Ernesto Tapanes                               289,000        0.75%
Tiara Development II, Inc.                  1,050,000        2.73%
Roy Truman                                     25,000        0.06%
David J. Wendt                                 34,517        0.09%
James K. Wiley                                 33,000        0.09%
Robert W. Baird & Co. Inc., TTEE FBO
  Jerry L. Williams, IRA                       38,000        0.10%
Margit Bessenyey Williams Revocable
  Trust dated 7/7/95                            8,333        0.02%
Jane J. Williams Revocable Trust
  U/A dated 5/8/90                             19,200        0.05%
Brooke Williams TTEE, Brooke
  Williams Revocable Trust                     58,333        0.15%

______________

(1) The percentage of ownership for each selling shareholder is based on 38,455,599 shares outstanding as of June 25,2004.

(2) Includes 157,115 shares held by Mr. Barton and his wife, and 150,000 shares underlying currently exercisable stock options held by Mr. Barton and his wife.

(3) Includes 23,400 shares held directly and 150,000 shares underlying currently exercisable stock options held by Mr. Becker.

(4) Includes 62,500 shares underlying currently exercisable stock options held by Mr. Lackman.

(5)  Includes 13,594,008 shares held by MacDougald Family Limited Partnership
     (MFLP), MacDougald Management, Inc. (MMI), and James E. MacDougald.
     The limited partners of MFLP are James E. MacDougald, his wife Suzanne
     M. MacDougald, and two trusts created for the children and grandchildren of Mr. and Mrs. MacDougald. MMI is the general partner of MFLP.

                                      12


(6) Includes 1,364,129 shares held directly and 225,000 shares underlying currently exercisable stock options held by Mr. Morris.

(7) Includes 100,000 shares held directly and 150,000 shares underlying currently exercisable options held by Mr. Saul.


     The information concerning the selling shareholders may change from time to time and will be set forth in supplements to this prospectus.

                             PLAN OF DISTRIBUTION

     The selling shareholders and their successors, including their transferees, pledgees or donees of their successors, may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling holders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

     The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

     - on any national securities exchange on which the common stock may be listed, or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;

     - in the over-the-counter market;

     - in transactions otherwise than on these exchanges or systems or in the over-the-counter market; or

     - through the writing of options, whether the options are listed on an options exchange or otherwise.

     In connection with the sale of the common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.

     The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts and commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through

                                      13



registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

     In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. A selling shareholder may not sell any common stock described in this prospectus and may not transfer, devise or gift these securities by other means not described in this prospectus.

     To the extent required, the specific common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement to, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

     The registration statement of which this prospectus is a part is being filed pursuant to registration rights that we have provided to the selling shareholders under applicable federal and state securities laws under specific circumstances and at specific times. We will pay all of the expenses incurred in connection with the registration of the common stock.

                            DESCRIPTION OF SECURITIES

     Odyssey has 109,810,000 authorized shares of stock, consisting of 100,000,000 shares of common stock, having a par value of $.0001 per share, and 9,810,000 shares of preferred stock, having a par value of $.0001 per share.

COMMON STOCK

     As of August 10, 2004, there were 38,455,599 shares of common stock outstanding. All such outstanding shares of common stock are fully paid and non-assessable. Each share of common stock has an equal and ratable right to receive dividends when declared by the Board of Directors of Odyssey out of assets legally available for that purpose and subject to the dividend obligations of Odyssey to holders of any preferred stock then outstanding.

     In the event of a liquidation, dissolution or winding up of Odyssey, the holders of common stock are entitled to share equally and ratably in the assets available for distribution after payment of all liabilities, and subject to any prior rights of any holders of preferred stock outstanding at that time.


                                      14


     The holders of common stock have no preemptive, subscription, conversion or redemption rights, and are not subject to further calls or assessments of Odyssey. Each share of common stock is entitled to one vote in the election of directors and on all other matters submitted to a vote of stockholders. Cumulative voting in the election of directors is not permitted.

PREFERRED STOCK

     Preferred stock may be issued from time to time in one or more series, and the board of directors, without further approval of the stockholders, is authorized to fix the dividend rates and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine such rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under some circumstances, make it more difficult for a third party to gain control of Odyssey. There are currently no shares of preferred stock outstanding.

WARRANTS

     This Prospectus covers the resale of common stock issuable upon the exercise of certain warrants. As part of a private placement, the conversion of certain notes and the issuance of shares to a consultant that were completed in August 2003, Odyssey issued warrants to purchase 4,917,500 shares of common stock. Of these, warrants for the purchase of 3,917,500 shares remain unexercised. The warrants give the holders the right to purchase shares of common stock at $2.50 per share. These warrants expire on October 5, 2005.

     Also, as consideration for loans to the Company, an individual was issued warrants that expire on March 31, 2005 for the purchase of 21,500 shares at $2.00 per share and for the purchase of 11,000 shares at $3.00 per share.

                                LEGAL MATTERS

     The legality of the shares offered hereby are being passed upon for Odyssey by Krys Boyle, P.C., 600 17th Street, Suite 2700 South, Denver, Colorado 80202. Jon D. Sawyer, a shareholder in Krys Boyle, P.C., beneficially owns 303,784 shares of Odyssey's common stock, a portion of which are being offered for resale by this prospectus.

                                    EXPERTS

     The financial statements appearing in our Annual Report on Form 10-KSB for the fiscal year ended February 29, 2004, incorporated by reference in this prospectus have been audited by Ferlita, Walsh & Gonzalez, P.A., independent certified public accountants, to the extent and for the periods set forth in their report, incorporated by reference herein, and are incorporated herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

               PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following expenses incurred in connection with the sale of the securities being registered will be borne by the Registrant. Other than the registration fee, the amounts stated are estimates.

          Registration Fees . . . . . . . . . . . . . .  $ 1,224
          Legal Fees and Expenses . . . . . . . . . . .    5,000
          Accounting Fees and Expenses. . . . . . . . .    2,000
          Miscellaneous . . . . . . . . . . . . . . . .    1,776
                                                         -------
              TOTAL . . . . . . . . . . . . . . . . . .  $10,000
                                                         =======

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of Odyssey is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     (a) Subsection (1) of Section 78.751 of the Nevada Corporation Law empowers a corporation to "indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful."

     Subsection (2) of Section 78.751 empowers a corporation to "indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of

                                      II-1

competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper."

     Subsection 78.751(3) further provides that "to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter herein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

     (b) Article VII of Odyssey's Articles of Incorporation provides that Odyssey is authorized to indemnify directors, officers, employees and agents to the full extent allowed for under the Nevada Business Corporation Act.

     (c) Article XI of the Articles of Incorporation of Odyssey provides that no director, officer or stockholder of Odyssey shall be personally liable for damages for breach of fiduciary duty as a director or officer; provided, that this provision shall not eliminate liability of a director or officer for acts or omissions involving intentional misconduct, fraud or a knowing violation of law or payments or distributions in violation of Nevada law.

ITEM 16.  EXHIBITS.

Exhibit
Number    Description                         Location
-------   -----------                         ---------

  3.1     Articles of Incorporation           Incorporated by reference to
                                              Exhibit 4.1 to the Company's
                                              Form S-8 Registration Statement
                                              (File No. 333-50325)

  3.2     Bylaws                              Incorporated by reference to
                                              Exhibit 4.2 to the Company's
                                              Form S-8 Registration Statement
                                              (File No. 333-50325)

  5       Opinion of Krys Boyle, P.C.,        Previously filed
          with respect to the legality of
          the securities being registered



 23.1     Consent of Ferlita, Walsh &         Filed herewith electronically
          Gonzalez, P.A., Independent
          Certified Public Accountants

 23.2     Consent of Krys Boyle, P.C.         Included in Exhibit No. 5



                                      II-2


ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ([Section] 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Odyssey pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934(and, where applicable, each filing of an employee benefits plan annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of Odyssey

                                      II-3


pursuant to the foregoing provisions, or otherwise, Odyssey has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Odyssey of expenses incurred or paid by a director, officer or controlling person of Odyssey in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Odyssey will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, hereunto duly authorized, in Tampa, Florida, on August 12, 2004.

                                   ODYSSEY MARINE EXPLORATION, INC.


                                   By:/s/ John C. Morris
                                      John C. Morris, President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        SIGNATURES                        TITLE                   DATE


/s/ John C. Morris             President and Chairman        August 12, 2004
John C. Morris                 of the Board of Directors


/s/ Gregory P. Stemm           Vice President and            August 12, 2004
Gregory P. Stemm               Director


/s/ Michael J. Holmes          Chief Financial Officer       August 12, 2004
Michael J. Holmes              (Principal Financial
                               Officer)

/s/ David A. Morris            Secretary and Treasurer       August 12, 2004
David A. Morris                (Principal Accounting
                               Officer)

/s/ Henri G. DeLauze           Director                      August 12, 2004
Henri G. DeLauze


/s/ George Knutsson            Director                      August 12,2004
George Knutsson


___________________________    Director
David J. Saul


/s/ George E. Lackman          Director                      August 12, 2004
George E. Lackman






                                      II-5